Exhibit 10.1
EXECUTION COPY
CONSIGNMENT AGREEMENT
     This Consignment Agreement (the “Agreement”), dated as of March 1, 2011 is among Motorcar Parts of America, Inc., a New York corporation with its principal office at 2929 California Avenue, Torrance, California 90503 (“Consignor”), Rafko Logistics Inc., a Pennsylvania corporation with its principal office at 1100 Caledonia Road, Toronto, Ontario, M6A 2W5 (“Consignee”), Fenwick Automotive Products Limited, an Ontario corporation with its principal office at 1100 Caledonia Road, Toronto, Ontario, M6A 2W5 (“FAPL”) and FAPL Holdings Inc., an Ontario corporation with its principal office at 1100 Caledonia Road, Toronto, Ontario, M6A 2W5 (“Holdings”).
RECITALS
     WHEREAS, Consignor desires to [*] and to consign to Consignee the goods [*], and Consignee desires to receive such goods on consignment, in each case pursuant to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows:
ARTICLE I
DEFINITIONS
          Section 1.1. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings specified below.
          “Business Day” shall mean any day on which banks are open for business in New York City (other than a day that is a Saturday, Sunday or legal holiday in the State of New York).
          “Consigned Goods” shall mean the auto parts and any other property or goods which have been or may, at any time, hereafter be consigned pursuant to this Agreement by Consignor to or for the account of Consignee at the Watsontown Facility (as defined below).
          “Fenco Parties” shall mean Consignee, FAPL and Holdings.
          “Watsontown Facility” shall mean the facility operated by Moran Industries Inc. (“Moran”) as agent for Consignee located in Watsontown, Pennsylvania.
ARTICLE II
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CONSIGNMENT
     Section 2.1. Exclusive Appointment and Consignment of Consigned Goods. Consignee, as agent of the Consignor, shall have the exclusive right to sell and distribute the Consigned Goods and the Consignor agrees to consign to Consignee, and Consignee agrees to accept on consignment from Consignor, subject to the terms and conditions of this Agreement, the Consigned Goods.
     Section 2.2. [*]Goods to Be Consigned. All of the Consigned Goods shall be [*]. Consignor shall be [*] and to abide by [*].
     Section 2.3. Consigned Goods. Consignee or any Fenco Party acting as agent on behalf of Consignee will maintain an electronic tracking system for tracking all transactions involving the Consigned Goods, [*], the receipt of such Consigned Goods at the Watsontown Facility, the shipping of such Consigned Goods from the Watsontown Facility and the receipt of the proceeds of the sale of any of the Consigned Goods, whether by Consignee or any factor with which Consignee has a factoring agreement to which such Consigned Goods are subject, in each case with such detail and supporting documentation as Consignor shall request (the “Tracking System”). Consignee or any Fenco Party acting as agent on behalf of Consignee shall deliver daily Tracking System status reports to Consignor. The Consigned Goods shall be: (i) stored at the Watsontown Facility in a segregated area designated and marked clearly as “Property of Motorcar Parts of America, Inc. on Consignment”; and (ii) segregated from the goods of all other persons and not commingled with any such goods.
     Section 2.4. Title and Risk of Loss.
          (a) Title. Consignor shall retain title, and Consignee shall release any right, title, or interest it might otherwise have in the Consigned Goods, except the right to sell, to convey good title thereto to purchasers of the Consigned Goods from Consignee on terms acceptable to Consignee, and to receive the proceeds of each sale of Consigned Goods to Consignee’s customers.
          (b) Risk of Loss. Consignor shall bear all risk of loss to all Consigned Goods until such Consigned Goods are actually delivered to Consignee. Consignee agrees to carry customary insurance on the cost of the Consigned Goods which insurance shall name Consignor as “Loss Payee”. Consignee shall bear all risk of loss to all Consigned Goods from and after the time of delivery of such Consigned Goods to Consignee. Consignee will immediately notify Consignor of any change in insurance coverage.
     Section 2.5. Payment for Consigned Goods.
          (a) Weekly Sales Reports. Consignee shall prepare weekly Consigned Goods sales reports (“Sales Reports”), and will send such Sales Reports to Consignor. Such Sales Reports shall set forth: (i) a list of all Consigned Goods sold for the immediately preceding week whether sold to customers of Consignee or purchased by Consignee; and (ii) the [*] for each of the Consigned Goods so sold or purchased.
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          (b) Invoice. Consignor shall prepare weekly Consigned Goods invoices (“Invoices”) for all of the Cosigned Goods appearing on Sales Report for the immediately preceding week (the “Invoiced Consigned Goods”) and will send such Invoices to the Consignee.
          (c) Payment Terms. No later than sixty (60) days after the date of each Invoice, Consignee shall pay Consignor by wire transfer of immediately available funds to an account designated by Consignor [*], appearing on such Invoice, plus an amount equal to [*] of such Invoiced Consigned Goods.
          (d) Maximum Amount Outstanding. The maximum amount accrued but not paid to Consignor pursuant to this Section 2.5 at any time shall be $5,000,000.
     Section 2.6. Reconciliations. At the end of each four (4) week period, (or more frequently if and as reasonably requested by Consignor) pursuant to a physical inventory conducted by Consignee, Consignee will prepare a Reconciliation Report. The Reconciliation Report shall list each item of Consigned Goods at the Watsontown Facility. In addition to such inventory, Consignor in its sole discretion and at Consignee’s expense, may, upon reasonable advance written notice to Consignee and during normal business hours, conduct its own physical inventory and audit of Consignee’s accounting records of the Consigned Goods at the Watsontown Facility. In the event that the parties disagree as to the physical inventory or the accounting records, the parties shall negotiate in good faith for five (5) Business Days to resolve such dispute. In the event that the parties are unable to resolve such dispute during such five (5) Business Day period, they shall submit the dispute to an accounting firm selected by the respective auditors of Consignor and Consignee (the “Accounting Referee”). The Accounting Referee shall have twenty (20) days to resolve such dispute. The decision of the Accounting Referee shall be final and binding on the parties. The costs of the Accounting Referee shall be shared equally by Consignee and Consignor.
Section 2.7. True Consignment; Financing Statements.
          (a) True Consignment. This Agreement is intended to be a true consignment agreement and the consignment created hereunder is intended to be a true consignment, where title to the Consigned Goods remains with the Consignor until sold to Consignee’s customers or purchased by Consignee on terms acceptable to Consignor.
          (b) Financing Statements. Consignee authorizes Consignor, pursuant to Article 9 of the Uniform Commercial Code (“UCC”), to file UCC Financing Statements, as the Consignor may deem appropriate, in such jurisdictions as Consignor shall deem appropriate as a consignor in order to perfect its interest in Consigned Goods and proceeds thereof, and Consignor shall be authorized to take such other steps as may be necessary to secure Consignor’s rights in and to the Consigned Goods.
Section 2.8. Covenants of Consignee. Consignee agrees that it shall:
          (a) Defend Consignor’s title to the Consigned Goods against claims by Consignee’s creditors and keep records relating to the Consigned Goods as to their disposition;
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          (b) Permit Consignor’s representatives, at reasonable times during normal business hours and upon reasonable advance written notice, to inspect the Consigned Goods;
          (c) Not lease, lend, mortgage, pledge or otherwise encumber the Consigned Goods and shall keep same free from all liens, claims and/or other encumbrances at any time (including, without limitation, any liens, claims and/or other encumbrances imposed by Moran);
          (d) Not, without Consignor’s prior written consent, change, alter, modify or amend its corporate name as currently registered in its state of formation as stated at the head of this Agreement;
          (e) Not, without Consignor’s prior written consent, alter, modify, amend or terminate any factoring arrangement to which any of the Consigned Goods are subject;
          (f) Not give the third party operator of the Watsontown Facility any instructions that conflict with any of the terms of this Agreement or execute any document in favor or with such operator or provide any document to such operator that conflict with any of the terms of this Agreement (including, without limitation, any document of title that would be negotiable under applicable warehouse statutes or otherwise); and
          (g) Not terminate or modify its arrangement as in effect as of the date hereof with the third party operator of the Watsontown Facility without Consignor’s prior written consent.
ARTICLE III
EVENTS OF DEFAULT
     Section 3.1. Events of Default. The following shall be Events of Default for purposes of this Agreement provided that if an Event of Default results from noncompliance with this Agreement (other than noncompliance with subparagraph (a) below), such noncompliance continues for a period of five (5) days after receipt by either party to the other, as the case may be:
          (a) Consignee fails to make any payment due and payable to Consignor pursuant to the terms of this Agreement or Consignor fails to [*];
          (b) a party fails to comply in any material respect with any obligation of such party set forth in this Agreement (other than those referenced in subparagraph (a) above); or
          (c) if a party shall (i) make an assignment for the benefit of its creditors, (ii) file or suffer the filing of any voluntary or involuntary petition under any chapter of the United States Bankruptcy Code or under similar legislation in any other jurisdiction, (iii) apply for or permit the appointment of a receiver, trustee or custodian of any of its property or business, or (iv) make an admission of its inability to pay its debts as they become due, provided however, to the extent permitted by applicable law and provided that in the case of the occurrence of an
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involuntary petition under the United States Bankruptcy Code, such party shall have a period of 60 days to effect a dismissal or terminate such event.
ARTICLE IV
TERM AND TERMINATION
     Section 4.1. Term. The term of this Agreement shall commence on the date first written above and continue until December 31, 2011, unless this Agreement is terminated prior to such date pursuant to Section 4.2 hereof.
     Section 4.2. Termination. This Agreement may be terminated without cause by either party upon at least ten (10) days’ advance written notice and for cause upon two (2) Business Days’ notice in the event that any uncured Event of Default set forth in Section 3.1 hereof occurs. In the event of any such termination under this Section 4.2 or upon the expiration of this Agreement pursuant to Section 4.1 hereof:
               (a) all unsold Consigned Goods shall be returned by Consignee to Consignor during the ten (10) day period immediately following the effective date of such termination; and
               (b) any Consigned Goods not returned to Consignor within such ten (10) day period after such effective date of such termination shall be deemed to have been sold to Consignee and shall be subject to the payment requirement set forth in Section 2.5 hereof (except that payment shall be due on the last day of such ten day period).
The obligations of Consignee and Consignor to each other that are outstanding as of the date of any such termination, and the provisions of Sections 2.3, 2.4, 2.5 and 7.4 and Articles V and VI, shall survive such termination. In addition to the rights and remedies hereunder, and pursuant to applicable laws, Consignor shall have rights and remedies regarding possession, retention and sale of Consigned Goods and use of the proceeds as are permitted by the UCC.
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ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Section 5.1. Each of the Fenco Parties, jointly and severally with the other Fenco Parties, represents and warrants to Consignor that:
     (a) Due Organization and Authority. Each such Fenco Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has full corporate power and authority to own, lease and operate its properties and assets, to carry on its business as now conducted and as presently proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement.
     (b) Agreement Authorized; Binding and Enforceable. The execution, delivery and performance by each Fenco Party of this Agreement have been duly authorized by all required corporate and stockholder action on the part of such Fenco Party. The obligations of each Fenco Party under Agreement are valid, legal and binding obligations of such Fenco Party, enforceable against it in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors’ rights generally and general principles of equity.
     (c) Conflict. Neither the execution and delivery by each Fenco Party of this Agreement, nor the performance of any other obligation of such Fenco Party under this Agreement will violate, conflict with, result in the breach of, constitute a default under the governing documents of any Fenco Party, any material contract by which any Fenco Party is bound, or any statute, ordinance, judgment, order, decree, regulation or rule of any court or governmental body affecting or relating to any Fenco Party.
     (d) Required Approvals. Except as otherwise provided in or contemplated by this Agreement, no consent of, waiver from, application or notice to any party is required in order for any Fenco Party to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby.
     Section 5.2. Consignor represents and warrants to Consignee that:
     (a) Due Organization and Authority. Consignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has full corporate power and authority to own, lease and operate its properties and assets, to carry on its business as now conducted and as presently proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement.
     (b) Agreement Authorized; Binding and Enforceable. The execution, delivery and performance by Consignor of this Agreement have been duly authorized by all required corporate and stockholder action on the part of Consignor. The obligations of Consignor under Agreement are valid, legal and binding obligations of Consignor, enforceable against it in accordance with its terms, except as such enforceability may be subject to or limited by
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bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors’ rights generally and general principles of equity.
     (c) Conflict. Neither the execution and delivery by Consignor of this Agreement, nor the performance of any other obligation of Consignor under this Agreement will violate, conflict with, result in the breach of, constitute a default under the governing documents of Consignor, any material contract by which Consignor is bound, or any statute, ordinance, judgment, order, decree, regulation or rule of any court or governmental body affecting or relating to Consignor.
     (d) Required Approvals. Except as otherwise provided in or contemplated by this Agreement, no consent of, waiver from, application or notice to any party is required in order for Consignor to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby.
ARTICLE VI
GUARANTY
     Section 6.1. Guaranty. FOR VALUE RECEIVED, and in order to induce Consignor enter into this Agreement and to grant, extend financial accommodations to Consignor, Holdings (the “Guarantor”) unconditionally and irrevocably guarantees to Consignor and its successors and assigns the complete and punctual payment when due (whether at the stated maturity or earlier by acceleration or otherwise) of all Liabilities (as defined in the next sentence) at any time owing by Consignee to Consignor hereunder. “Liabilities” as used herein means all indebtedness, obligations, liabilities and other amounts due, of whatever nature, of Consignee to Consignor, whether now existing or hereafter incurred, whether created directly or acquired by Consignor by assignment or otherwise, whether matured or unmatured, whether absolute or contingent, whether characterized as principal, premium, interest, additional interest, fees, expenses or otherwise and whether Consignor is bound alone or with any others or as principal or as surety.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Notices. All notices and other communications required or permitted to be given hereunder shall, unless otherwise specifically provided for herein, be in writing and shall be sufficiently given if mailed by certified mail (return receipt requested), sent by a recognized overnight courier such as FedEx or UPS, or delivered personally, to:
(i)	if the Consignor, at: Motorcar Parts of America, Inc. 2929 California Street Torrance, CA 90503 Attention: Kevin Daly, Chief Accounting Officer Telephone: (310) 972-5102 Telecopier: (310) 224-4649
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With a copy (which shall not constitute notice) to:

Motorcar Parts of America, Inc.
2929 California Street
Torrance, CA 90503
Attention: Michael Umansky, General Counsel
Telephone: (310) 972-4015
Telecopier: (310) 943-1630
          and
(ii)	if to Consignee, at Rakfo Logistics Inc. 1100 Caledonia Road Toronto, Ontario, M6A 2W5 Attention: Jack Shuster Telephone: (416) 787-1723 Telecopier: (416) 787-7621
or to such other addresses as either party may, from time to time, designate to the other by written notice hereunder. Unless otherwise specifically provided herein, any such notice or other communication shall be deemed to be given (i) five (5) days from the date of mailing if mailed, (ii) on the date of written receipt confirmation if sent by overnight courier and (iii) on the date of receipt if delivered personally.
     Section 7.2. Assignment. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment shall be void.
     Section 7.3. Advertising or Publicity. Neither party shall use the name of the other party in any advertising or publicity without securing written consent of the other party, except for advertising or publicity materials applied to such party by the other party in the ordinary course of business.
     Section 7.4. Modification Amendment, Supplement or Waiver. No modification of, amendment of, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties. A failure or delay of either party to this Agreement to enforce, at any time, any of the provisions of this Agreement, to exercise any option which is herein provided or to require at any time performance of any of the provisions hereof shall in no way be construed to be a waiver of such provision of this Agreement.
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     Section 7.5. Severability, Headings. The provisions of this Agreement are severable. If any paragraph or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such paragraph or provision, or part thereof, in such jurisdiction and shall not in any manner affect such paragraph or provision in any other jurisdiction. Each of the covenants, terms and conditions contained in this Agreement is independent, and noncompliance by either party with any of them shall not excuse noncompliance by either party with any other covenant, term or condition. The headings used in this Agreement are for convenience of reference only and shall not for any purpose be deemed a part of this Agreement.
     Section 7.6. Governing Law; Jurisdiction. The validity of this Agreement, the construction and enforcement of its terms and the interpretation of the rights and duties of the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.
     Section 7.7. Entire Agreement. This Agreement represents the entire and integrated agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, either written or oral. More specifically, this Agreement supersedes any prior agreements between Consignee and Consignor for the consignment of the Consigned Goods.
     Section 7.8. Attorney’s Fees. Consignee agrees that Consignee shall be liable to Consignor for any reasonable attorneys’ fees and charges incurred by Consignor to recover possession of the Consigned Goods or any proceeds received from the sale thereof or insurance proceeds therefrom, or to recover any other property or sums due Consignor provided Consignor is the prevailing party. Consignee shall be entitled to its reasonable attorneys fees and expenses if the prevailing party. Consignee will be responsible for, and promptly pay, any and all expenses relating to such Consigned Goods, including all expenses of handling, storage, selling, insurance and all taxes, assessments and governmental charges, with respect to the Consigned Goods. In any action between the parties, the parties mutually waive trial by jury and consent to the exclusive jurisdiction of the Courts of the State of New York, County of New York.
     Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     Section 7.10. Trademarks, etc. Consignee expressly acknowledges, certifies and agrees that, Consignor owns, and shall continue to own, all right, title and interest in and to the name, trademarks and other intellectual property of Consignor. At no time shall Consignee acquire any right, title or interest of any nature whatsoever in or to Consignor’s name, trademarks, or intellectual property by virtue of use thereof, except the right to use the same in the manner expressly provided herein. Consignee shall not use Consignor’s name, trademarks or intellectual property in any way which might materially prejudice distinctiveness or the validity or goodwill of Consignor therein. Any such limited right of use granted by Consignor to Consignee will automatically terminate upon the earlier of (a) the stated expiration of such grant of limited use or (b) the expiration or termination of this Agreement.
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     Section 7.11 Indemnity. Consignee agrees to indemnify and hold harmless Consignor and any and all of its subsidiaries and affiliates, and any and all of their managers, members, partners, officers, shareholders, directors, employees, agents and representatives of and from any and all liability, damages, injury, claims, suits, proceedings, obligations, remedies, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) which Consignor or any of the same may suffer as a result of any claims, demands, actions, costs or judgments against it (collectively “Claims”) arising out of (a) breach or default by Consignee of any term of this Agreement, (b) any misrepresentations in the sale of the Consigned Goods made by Consignee, or (c) the unauthorized use of Consignor’s name, intellectual property, trademarks or logos in advertising or sales by Consignee. Consignor shall as a condition of this indemnity give prompt notice of Claims. Consignee will cooperate reasonably in Consignor’s defense of any action, proceeding or litigation against Consignor arising out of or in connection with the above indemnification by Consignee. In any such action, Consignor shall utilize counsel of its choice to the consent of Consignee which will not be unreasonably withheld.
     Section 7.12 Further Assurances. Each of Consignor and Consignee shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with any third parties to do, all things necessary, proper or advisable (subject to applicable laws) to carry out the terms of this Agreement.
     Section 7.13 Currency. All dollar amounts referenced in this Agreement are to U.S. dollars. In the event that the proceeds from the sale of any Consigned Goods are paid in any currency other than U.S. dollars, the payments to Consignor hereunder shall be paid in U.S. dollars based on the applicable foreign exchange rate in effect for the Business Day immediately preceding the day on which such payment is due, as published in The Wall Street Journal.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its duly authorized officer as of the date first written above.

Motorcar Parts of America, Inc.
By:	/s/ Selwyn Joffe
	Name:	Selwyn Joffe
	Title:	Chairman, President & CEO

Fenwick Automotive Products Limited
By:	/s/ Jack Shuster
	Name:	Jack Shuster
	Title:	President

FAPL Holdings Inc.
By:	/s/ Jack Shuster
	Name:	Jack Shuster
	Title:	President

Rafko Logistics Inc.
By:	/s/ Jack Shuster
	Name:	Jack Shuster
	Title:	President

March 1, 2011
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